EXHIBIT 3.3

                                 FOOTSTAR, INC.
                           AMENDED AND RESTATED BYLAWS
                       (Effective as of February 7, 2006)

                                    ARTICLE I
                                     OFFICES

           Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

           Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

           Section 3. Books. The books of the Corporation may be kept within or without of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

           Section 1. Time and Place of Meetings.

           (a) All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board in the absence of a designation by the Board of Directors) and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

           (b) The Board of Directors may, in its sole discretion, determine that the meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with
Section 211(a)(2) of the Delaware General Corporation Law (the "DGCL"). If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

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           Section 2. Annual Meetings. The first annual meeting following the effective date of these Bylaws shall be in May, 2007 and thereafter, annual meetings of stockholders shall be held on such date no more than 13 months following the date of the preceding annual meeting (which date shall not be a legal holiday in the place where the meeting is to be held) and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which (subject to the quorum requirements set forth in Section 5 of this Article II), except as otherwise provided by law or the Second Amended and Restated Certificate of Incorporation, as amended and restated from time to time (the "Certificate of Incorporation"), the stockholders shall elect, by a plurality vote of the shares represented in person or by proxy, directors to succeed those whose terms are expiring, and transact such other business as may properly be brought before the meeting.

           Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or the Certificate of Incorporation, may be called by the Chairman of the Board (or, if none is designated, the President) and shall be called by the President or Secretary at the request in writing of (a) at least a majority of the directors then serving on the Board of Directors or (b) the Chairman of the Board (or, if none is designated, the President). Such request shall state the purpose or purposes of the proposed meeting and business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH of the Certificate of Incorporation, special meetings of holders of such Preferred Stock.

           Section 4. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

           (a) Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders, specifying the place, if any, date and hour of the meeting; the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting; and the purpose or purposes of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat, directed to the stockholder in accordance with the procedures set forth in Section 1 of
Article V. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the "householding" rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act").

           (b) If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of Section 262(d) of the DGCL to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.


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           (c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

           (d) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

           Section 5. Quorum; Adjournments. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares of stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the shares represented thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

           Section 6. Voting and Proxies.

           (a) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at any meeting shall decide any matter brought before such meeting (subject to Section 3 of this Article II in the case of any special meeting of stockholders), unless the matter is one upon which by an express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors properly submitted at any meeting of the stockholders shall be decided by the affirmative majority of the votes cast by shares of capital stock of the Corporation present, in person or by proxy, and entitled to vote on the matter. Abstentions shall not be included in calculating the number of votes cast on, in favor of, or in opposition to any matter.

           (b) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.


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           (c) Every person entitled to vote at a meeting shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at any meeting of the stockholders be entitled to one vote in person or by written proxy for each share of the capital stock having voting power held by such stockholder.

           (d) Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

           Section 7. No Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and may not be taken by written consent of stockholders without a meeting.

           Section 8. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, (or in his or her absence or if one shall not have been elected, the President) shall act as chair of the meeting. The Secretary (or in his or her absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

           Section 9. Order of Business. The order of business and rules of conduct at all meetings of stockholders shall be as determined by the chair of the meeting.

           Section 10. Notice of Stockholder Business and Nominations.

           (a) Annual Meetings of Stockholders.

                (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) if specified in the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 10, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.

                (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 10(a)(i)(C) of this Article II, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth
(90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual


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meeting is more than thirty (30) days before or more than sixty (60) days after such an anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

                (iii) Notwithstanding anything in the second sentence of Section 10(a)(ii) above to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

           (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by Section 10(a)(ii) shall be delivered to the


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Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the close of business on the later of the sixtieth (60th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

           (c) General.

                (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as directors, and only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10 shall be conducted at a meeting of stockholders. Except as otherwise provided by law or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance herewith to declare that such defective proposal or nomination shall be disregarded.

                (ii) For purposes of this Section 10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                (iii) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                (iv) This Section 10 is subject to the provisions of the Certificate of Incorporation which shall control to the extent of any conflict with this Section 10.

           Section 11. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. In accordance with Section 219 of the DGCL, nothing contained in this Section 11 shall be construed to require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting or (b) at the principal executive office of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time


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thereof, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of the shares held by each of them. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

                                   ARTICLE III
                                    DIRECTORS

           Section 1. General Powers. Except as otherwise provided in the DGCL or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

           Section 2. Number, Classes, Term of Office, etc. The number, classes and terms of office of the directors shall be as set forth in the Certificate of Incorporation.

           Section 3. Quorum and Manner of Acting.

           (a) At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

           (b) Each director shall be entitled to one (1) vote on all matters voted or acted upon by the Board of Directors. A quorum being present, the affirmative vote of a majority of the directors then serving on the Board of Directors shall be the act of the Board of Directors.

           Section 4. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

           Section 5. Annual Meeting. The Board of Directors shall meet for the purpose of electing officers and transacting other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this
Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.


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           Section 6. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

           Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Chairman of the Board, President or Secretary on the written request of any three (3) directors. Notice of special meetings of the Board of Directors shall be given to each director at least three (3) days before the date of the meeting in such manner as is determined by the Board of Directors. Notice of any meeting may be deemed waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

           Section 8. Committees.

           (a) General; Quorum; Manner of Acting. Except as otherwise provided in clauses (b), (c) and (d) of this Section 8, the Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise set forth in the DGCL, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. At all meetings of any committee of the Board of Directors, a majority of the total number of directors on such committee shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of such committee, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Each director on each committee of the Board of Directors shall be entitled to one (1) vote on all matters voted or acted upon by such committee. A quorum being present, the affirmative vote of a majority of the directors then serving on such committee shall be the act of such committee.

           (b) Audit Committee. On the Confirmation Date, the Board of Directors shall appoint an Audit Committee comprised of three (3) members of the Board of Directors, which shall initially be Alan Kelly (Chairman), Alan I. Weinstein and Eugene I. Davis; provided that all of the directors serving on the Audit Committee shall not have any relationship with the Corporation that may, in the opinion of the Board of Directors, interfere with the exercise of their independence from management and the Corporation. In addition, the members of the Audit Committee shall satisfy the requirements for audit committee membership imposed by any national securities exchange on which the shares of the Corporation's stock may then be listed and any eligibility requirements of the Securities and Exchange Commission (the "SEC") with regard to companies whose securities are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to such responsibilities as are set


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forth in a written charter, the Audit Committee shall assist the Board of
Directors in fulfilling its responsibility relating to the corporate accounting and reporting practices of the Corporation. Subject to the approval of the Board of Directors, the purpose of the Audit Committee shall be to assist the Board of Directors in fulfilling its oversight responsibilities relating to (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements and the hiring of outside legal counsel for the Corporation, (iii) the qualifications, independence and performance of the Corporation's independent auditors and (iv) the performance of the Corporation's internal audit function. The Audit Committee shall, except when such powers are by statute or regulation reserved to the Board of Directors, possess and may exercise the powers of the Board of Directors relating to all accounting and auditing matters for the Corporation. The Audit Committee will adopt and from time to time assess and revise a written charter which will specify how the Audit Committee will carry out its responsibilities and such other matters as the Board of Directors and the Audit Committee determine are necessary or desirable. Any person ceasing to be a member of the Board of Directors shall ipso facto cease to be a member of the Audit Committee.

           (c) Nominating and Governance Committee. On the Confirmation Date, the Board of Directors shall appoint a Nominating and Governance Committee comprised of three (3) members of the Board of Directors, which shall initially be Jonathan M. Couchman (Chairman), Adam Finerman and Gerald F. Kelly, Jr.; provided that all of the directors serving on the Nominating and Governance Committee shall not have any relationship with the Corporation that may, in the opinion of the Board of Directors, interfere with the exercise of their independence from management and the Corporation. In addition, the members of the Nominating and Governance Committee shall satisfy the requirements for nominating committee membership imposed by any national securities exchange on which the shares of the Corporation's stock may then be listed and any eligibility requirements of the SEC with regard to companies whose securities are registered under the Exchange Act. In addition to such responsibilities as are set forth in a written charter, the Nominating and Governance Committee shall assist the Board of Directors in fulfilling its responsibility relating to selecting nominees for and evaluating the performance of the Board of Directors of the Corporation. Subject to the approval of the Board of Directors, the Nominating and Governance Committee shall adopt and from time to time assess and revise a written charter which will specify how the Nominating and Governance Committee will carry out its responsibilities and such other matters as the Board of Directors and the Nominating and Governance Committee determine are necessary or desirable. Any person ceasing to be a member of the Board of Directors shall ipso facto cease to be a member of the Nominating and Governance Committee.

           (d) Compensation Committee. On the Confirmation Date, the Board of Directors shall appoint a Compensation Committee comprised of three (3) members of the Board of Directors, which shall initially be Michael O'Hara (Chairman), Jonathan M. Couchman and George A. Sywassick; provided that all of the directors serving on the Compensation Committee shall not have any relationship with the Corporation that may, in the opinion of the Board of Directors, interfere with the exercise of their independence from management and the Corporation. In addition, the members of the Compensation Committee shall satisfy the requirements for compensation committee membership imposed by any national securities exchange on which the shares of the Corporation's stock may then be listed and any eligibility requirements of the SEC with regard to companies whose securities are registered under the Exchange Act. In addition to such


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responsibilities as are set forth in a written charter, the Compensation
Committee shall assist the Board of Directors in fulfilling its responsibility relating to the compensation of executive officers and other key employees of the Corporation. Subject to the approval of the Board of Directors, the Compensation Committee shall adopt and from time to time assess and revise a written charter which will specify how the Compensation Committee will carry out its responsibilities and such other matters as the Board of Directors and the Compensation Committee determine are necessary or desirable. Any person ceasing to be a member of the Board of Directors shall ipso facto cease to be a member of the Compensation Committee.

           Section 9. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

           Section 10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

           Section 11. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           Section 12. Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors and any committee thereof resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors (acting by a majority of the directors then serving on the Board of Directors, although less than a quorum, or by the sole remaining director), upon recommendation of the Nominating and Governance Committee. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with the DGCL. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, the Board of Directors (acting by a majority of the directors then serving on the Board of Directors, although less than a quorum, or by the sole remaining director), including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

           Section 13. Removal. A director may be removed only pursuant to the provisions of the Certificate of Incorporation.

           Section 14. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors and to make grants and awards to directors under any stock option, restricted stock, or any other benefit plan in which directors may participate from time to time. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. In furtherance and not in limitation of the foregoing, directors may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated fee as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation in connection with committee service.

                                   ARTICLE IV
                                    OFFICERS

           Section 1. Principal Officers. The principal officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary or Chairman and Secretary.

           Section 2. Election and Term of Office. The principal officers of the Corporation, other than the Chairman of the Board, shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

           Section 3. Chairman of the Board. The Chairman of the Board shall initially be Jonathan M. Couchman and, in the event of his death, resignation or removal, such person appointed by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors; provided that in the absence of the Chairman of the Board or in the event of the Chairman of the Board's inability or refusal to act, a director appointed by the Chairman of the Board shall present at any such meetings. In the event there is a deadlock among the directors or any committee thereof, the Chairman of the Board shall be empowered to cast the deciding vote.

           Section 4. President. Unless otherwise provided by the Board of Directors, the President shall be the chief executive officer of the Corporation. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

           Section 5. Vice President. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election, one or more of whom may be denominated "Executive Vice President" or "Senior Vice President") shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

           Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

           Section 7. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

           Section 8. Controller/Treasurer.

           (a) Corporate Accounts. The Controller/Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

           (b) Disbursements. The Controller/Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation.

           Section 9. Assistant Controller/Treasurer. The Assistant Controller/Treasurer, or if there shall be more than one, the Assistant Controller/Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Controller/Treasurer or in the event of the Controller/Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Controller/Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

           Section 10. Subordinate Officers. In addition to the principal officers enumerated in Sections 3 through 9 of this Article IV, the Corporation may have such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

           Section 11. Removal. Except as otherwise provided in any employment agreement or as permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

           Section 12. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           Section 13. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

           Section 14. Salaries of Officers. Except as otherwise provided in any employment agreement, the salaries of all officers and agents of the Corporation shall be determined from time to time by the Board of Directors.

                                   ARTICLE V
                               GENERAL PROVISIONS

           Section 1. Notice.

           (a) Notice to Stockholders. Whenever, under any provision of law or these Bylaws, notice is required to be given to any stockholder, the same shall be given in writing, either (a) timely and duly deposited in the United States Mail, postage prepaid, and addressed to the stockholder's last known post office address as shown by the stock record of the Corporation or its transfer agent or
(b) by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the DGCL. Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

           (b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in Section 1(a) above of this Article
V. Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number or electronic mail address as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director. The Secretary of the Corporation shall make reasonable efforts to maintain updated contact information for each director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

           (c) No Known Address. If no post office address of a stockholder or director be known, such notice may be sent to the principal executive office of the Corporation. An affidavit executed by a duly authorized and competent employee of the Corporation or the transfer agent or other agent of the Corporation appointed with respect to the class of stock affected, specifying the name and post office address or the names and post office addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same (or, for any stockholder or director to whom notice has been directed by electronic transmission, the form of electronic transmission and the facsimile number, electronic mail address or other location to which such notice was directed and the time at which such notice was directed to each such director or stockholder), shall be prima facie evidence of the statements therein contained.

           (d) Timing. All notices given by mail, as provided above, shall be deemed to have been given as at the time of mailing. All notices given to stockholders by a form of electronic transmission, as above provided, shall be deemed to have been given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv) if by any other form of electronic transmission, when directed to the stockholder. All notices given to directors by a form of electronic transmission, as above provided, shall be deemed to have been given when directed to the electronic mail address, facsimile number, or other location filed in writing by the director with the Secretary of the Corporation.

           (e) Effect of Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice.

           (f) Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

           (g) Notice to the Corporation. Whenever notice is to be given to the Corporation by a stockholder under any provision of law or of the Certificate of Incorporation or Bylaws, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation.

           Section 2. Dividends. Subject to limitations contained in the DGCL and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside, out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

           Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

           Section 4. Voting of Stock Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any Corporation (except this Corporation) in which the Corporation may hold stock.

           Section 5. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be countersigned by such transfer agent and registered by such registrar of transfers on the stock register. One person or organization may serve as both transfer agent and registrar.

           Section 6. Fiscal Year. The fiscal year of the Corporation shall end on the Saturday closest to the calendar year end and the next fiscal year shall commence on the day immediately following such day, or as otherwise may be fixed by resolution of the Board of Directors.

                                   ARTICLE VI
                             CERTIFICATES FOR STOCK

           Section 1. Certificates; Legends; Signatures.

           (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board (if there be such an officer appointed) or vice chairman of the Board of Directors, or by the President or any Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

           (b) Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws or any agreement to which the Corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

           (c) Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue

           Section 2. Transfers of Stock. Subject to Article FOURTH, Part C of the Certificate of Incorporation and any other restrictions on transfer adopted pursuant thereto or hereto, shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of a certificate or certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

           Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

           Section 4. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action shall be at the close of business on the day immediately prior to the day on which notice is given, or, if notice is waived, at the close of business on the day immediately prior to the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

           Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

           Section 6. Issue and Transfer of Share Certificates. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue and transfer of certificates for shares of the stock of the Corporation.

                                   ARTICLE VII
                                    DIVISIONS

           Section 1. Organization. The Board of Directors may cause the business and operations of the Corporation to be divided into divisions based upon character or type of operations, operating units, or upon such other basis of division as the Board of Directors may from time to time determine to be advisable, and may cause the business and operations of any such division to be further divided into subdivisions or departments if deemed advisable by the Board of Directors and upon such basis of subdivision as the Board of Directors may determine.

           Section 2. Officers of Divisions. Unless the Board of Directors of the Corporation provides otherwise, the Chairman of the Board or the President may provide for the appointment of officers for each division into which any of the activities of this Corporation may be divided, with such duties as such officer or the Board of Directors of the Corporation may from time to time determine. Officers of a division may be designated by such titles as President, Executive Vice President, Senior Vice President, Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, or Controller, as the Board of Directors of the Corporation may from time to time determine. The authority of the officers of each division shall be subject to the control of, and shall be limited to acts and transactions in conformity with the policies of, the Board of Directors of the Corporation, and may be further limited to acts and transactions pertaining to the business of this Corporation which such division is authorized to transact and perform. Individuals shall be appointed as divisional officers, and may be removed as such, by the Chairman of the Board of Directors. One person may hold more than one of the divisional or departmental offices. Any general officer of the Corporation shall be eligible for appointment to one or more offices in one or more divisions or departments.

                                  ARTICLE VIII
                                 INDEMNIFICATION

           Section 1. Definitions. For purposes of this Article VIII:

           (1) "authorized representative" shall mean any director, officer, employee or agent of the Corporation, any person serving at the request of the Corporation (as defined below) and any person designated as an authorized representative by the Board of Directors or any officer of the Corporation to whom the Board of Directors has delegated the authority to make such designations;

           (2) "corporate proceeding" shall mean any threatened, pending or completed action, suit, arbitration, proceeding under an alternative dispute mechanism, inquiry, administrative or legislative hearing or investigation, including any and all appeals, by or in the right of the Corporation to procure a judgment in its favor;

           (3) "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

           (4) "expenses" shall include attorneys' fees and disbursements;

           (5) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

           (6) actions "not opposed to the best interests of the Corporation" shall include without limitation actions taken in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

           (7) "other enterprises" shall include employee benefit plans;

           (8) "party" shall include the giving of testimony or similar involvement;

           (9) "serving at the request of the Corporation" shall mean any person serving at the request of the Corporation as a director, officer, employee, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including without limitation any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and

           (10) "third party proceeding" shall mean any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing or investigation, including any and all appeals, whether civil, criminal or administrative, other than an action by or in the right of the Corporation.

           Section 2. Indemnification of Authorized Representatives in Third Party Proceedings. Pursuant to Section 7 of Article FIFTH of the Certificate of Incorporation, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director or officer of this Corporation shall be indemnified by the Corporation and, as further set forth in this paragraph, the Corporation shall indemnify any other authorized representative and may, in the sole discretion of the Board of Directors, indemnify any authorized representative. Such indemnification applies to an authorized representative who was or is a party to or is involved in (as a party, witness or otherwise), or is threatened to be made a party to or involved in (as a party, witness or otherwise), any third party proceeding by reason of the fact that such person was or is a director, an officer, or any other authorized representative, as the case may be, of the Corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with investigating, defending, settling, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing, such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

           Section 3. Indemnification of Authorized Representatives in Corporate Proceedings. As further set forth in this paragraph, the Corporation (i) shall indemnify any director, officer, or other authorized representative, and (ii) may, in the sole discretion of the Board of Directors, indemnify any authorized representative. Such indemnification applies to an authorized representative who was or is a party to or is involved in (as a party, witness or otherwise), or is threatened to be made a party to or involved in (as a party, witness or otherwise), any corporate proceeding by reason of the fact that such person was or is a director, an officer , or any other authorized representative, as the case may be, of the Corporation, against expenses actually and reasonably incurred by such person in connection with investigating, defending, settling, being a witness in, or participating in (including on appeal) such corporate proceeding, or preparing for any of the foregoing, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation except and only to the extent that the Court of Chancery of the State of Delaware or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

           Section 4. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative entitled to indemnification pursuant to Sections 2 or 3 of this Article VIII above has been successful on the merits or otherwise in defense of any third party proceeding or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

           Section 5. Determination of Entitlement to Indemnification. Any indemnification under this Article VIII, Sections 2, 3 or 4 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination by the board or directors that indemnification is proper in the circumstances. Such determination shall be made:

           (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such third party proceeding or corporate proceeding; or

           (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

           (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

           (d) by the stockholders entitled to vote at a meeting of the Corporation's stockholders holding at least 50% of the then issued and outstanding shares of voting capital stock of the Corporation.

           Section 6. Advancing Expenses. Expenses actually and reasonably incurred in defending a third party proceeding or corporate proceeding shall be paid by the Corporation in advance of the final disposition of such third party proceeding or corporate proceeding and within thirty (30) days of receipt by the secretary of the Corporation, if required by law, of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the Corporation as authorized in this Article VIII or otherwise. Such expenses shall be so paid upon such other reasonable terms and conditions, if any, as the Corporation deems appropriate. The financial ability of any authorized representative to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance.

           Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was an authorized representative against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

           Section 8. Scope of Article VIII. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article VIII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

           Section 9. Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VIII. Any repeal or modification of the provisions of this Article VIII by the stockholders of the Corporation or otherwise shall not adversely affect any right or benefit of an authorized representative existing at the time of such repeal or modification.

           Section 10. Severability. If any word, clause or provision of this
Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.


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           Section 11. Subrogation. In the event of payment under this Article
VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the authorized representative, who, at the request of the Corporation and at its sole cost and expense, shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

           Section 12. Intent of Article. The intent of this Article VIII is to provide indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the DGCL. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article VIII shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

                                   ARTICLE IX
                                   AMENDMENTS

           Section 1. By the Board of Directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation; provided that the affirmative vote or consent of a majority of the directors then serving on the Board of Directors shall be required to amend the Bylaws pursuant to this Section 1.

           Section 2. By the Stockholders. The Bylaws may be altered, amended or repealed or new bylaws may be adopted, by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, subject to any additional vote required by law, the Certificate of Incorporation or the Bylaws, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such meeting.

                                    ARTICLE X
                       OTHER SECURITIES OF THE CORPORATION

           All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed by the Chairman of the Board or the President or any Vice President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or Assistant Treasurer of the Corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon, shall have ceased to be such officer of the Corporation before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.


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